UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2008

Fresh Ideas Media, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-132252	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ Tianjin Province, The People’s Republic of China	300461

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Representatives of Fresh Ideas Media, Inc. (the “Company”) will use materials attached hereto as Exhibit 99.1 in investors’ presentations from time to time.

The Information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission.

Reference is made to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included in the presentation materials.  These “forward-looking statements” are based on management’s beliefs, as well as on a number of assumptions concerning future events and information currently available to management.  Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements.  For a more detailed description of the factors that could cause such a difference, please see the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to further understand the results of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Presentation materials for investor presentation by Fresh Ideas Media, Inc., dated December 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 9, 2008

FRESH IDEAS MEDIA, INC.

By:	/s/ Tong Shiping
Name: Mr. Tong Shiping
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation by Fresh Ideas Media, Inc., dated December 9, 2008